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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-4 of SEMCO Energy, Inc. of our reports dated February 10, 2003 relating to the financial statements and financial statement schedule of SEMCO Energy, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Detroit, Michigan January 8, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS